AMENDMENT TO
                                  ------------
                            PARTICIPATION AGREEMENT
                            -----------------------

The Participation Agreement (the "Agreement"), dated as of July 13, 2001, by and among AIM Variable Insurance Funds, Golden American Life Insurance Company, and Directed Services, Inc., is hereby amended as follows:

All references to "Golden American Life Insurance Company" shall hereby be changed to "ING USA Annuity and Life Insurance Company."

SECTION 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           2.3      APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-l under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by A VIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of A VIF for receipt of orders relating to Contract transactions, in accordance with
Section 22( c) and Rule 22c-l under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by A VIF; provided that A VIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.I(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares, nor will it allow or suffer any person acting on its behalf to submit any order for Shares, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

        (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by A VIF or its designated agent of the order therefor, and such orders will be irrevocable.

         (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY agrees to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) ITom engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

SECTION 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           6.3      FUNDS TO REMAIN AVAILABLE

         Notwithstanding any termination of this Agreement by LIFE COMPANY, A VIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the

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


affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase order as described in Section 2.3(c) hereof.

SECTION 21 is hereby added to the Agreement:

                            SECTION 21. FORCE MAJEURE
                            -------------------------

         Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

SCHEDULE A - FUNDS AVAILABLE UNDER THE CONTRACTS, ofthe Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

AIM V.I. Aggressive Growth Fund
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Dent Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund

INVESCO VIF - Core Equity Fund (name will be changed to AIM V.I.
Core Stock Fund on October 15, 2004)
INVESCO VIF - Dynamics Fund (name will be changed to AIM
V.I. Dynamics Fund on October 15, 2004)
INVESCO VIF - Financial Services Fund (name will be changed to AIM V.I. Financial Services Fund on October 15, 2004)
INVESCO VIF - Health Sciences Fund (name will be changed to AIM V.I. Health Sciences Fund on October 15, 2004)
INVESCO VIF - Leisure Fund (name will be changed to AIM V.I. Leisure Fund on October 15, 2004)
INVESCO VIF - Small Company Growth Fund (name will be changed to
AIM V.I. Small Company Growth Fund on October 15, 2004)
INVESCO VIF - Technology Fund (name will be changed to
AIM V.I. Technology Fund on October 15, 2004)
INVESCO VIF - Total Return Fund (name will be changed to
AIM V.I. Total Return Fund on October 15, 2004)
INVESCO VIF - Utilities Fund (name will be changed to AIM V.I. Utilities Fund on October 15, 2004)


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


SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

ING USA Separate Account B

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

Smartdesign Variable Annuity
Smartdesign Advantage
Golden Select Access
Golden Select DVA Plus
Golden Select ESII
Golden Select Landmark
Golden Select Premium Plus

























All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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


Effective date:   April 30, 2004


                                     AIM VARIABLE INSURANCE FUNDS


Attest: /s/Jim A. Coppedge           By: /s/ Robert H. Graham
       -------------------              ---------------------

Name:  Jim A. Coppedge               Name: Robert H. Graham
       ---------------                     -----------------

Title: Assistant Secretary           Title: President
       -------------------                  ---------


                                     ING USA ANNUITY AND LIFE INSURANCE COMPANY
                                     (f/k/a/ GOLDEN AMERICAN LIFE INSURANCE
                                     COMPANY)


Attest: /s/Linda E. Senker           By: /s/ Harry N. Stout
       -------------------              ---------------------

Name:  Linda E. Senker               Name: Harry N. Stout
       ---------------                     --------------

Title: Counsel                       Title: President
       -------                              ----------


                                     DIRECTED SERVICES, INC.

Attest: /s/Linda E. Senker           By: /s/ David L. Jacobson
       -------------------              ----------------------

Name:  Linda E. Senker               Name: David L. Jacobson
       ---------------                     -----------------

Title: Counsel                       Title: Senior Vice President
       -------                              ---------------------



















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